UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2015

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33225	20-5336063
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2122 York Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 13, 2015, the Eighteenth Judicial Circuit Court for the State of Illinois, DuPage County, Chancery Division (the “Court”) issued an order (the “Order”) relating to a proposed settlement entered into by Great Lakes Dredge & Dock Corporation (the “Company”), the other defendants and the plaintiffs in the cases captioned Hammoud v. Berger et al., Case No. 13-CH-001110 and St. Lucie County Fire District Firefighters Pension Trust Fund v. Leight et al., Case No. 13-CH-002438, pending in the Court, and Griffin v. Berger et al., Case No. 1:13-cv-04907, pending in the United States District Court for the Northern District of Illinois (collectively, the “Actions”). The settlement remains subject to final approval by the Court. A hearing to determine, among other things, whether the Court should issue an order of final approval of the settlement has been scheduled for August 7, 2015. If approved, the settlement will fully, finally and forever resolve the Actions on the terms set forth in the settlement. Pursuant to the Order, any objections to the terms of the settlement must be filed in writing with the Court by at least fourteen days prior to the hearing in the manner set forth in the Order.

Additional information concerning the terms of the proposed settlement, the August 7, 2015 hearing and the requirements for objections can be found in the Notice to Current Great Lakes Dredge & Dock Corporation Shareholders, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference pursuant to the terms of the Order.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished herewith:

99.1	Notice to Current Great Lakes Dredge & Dock Corporation Shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

/s/ Mark W. Marinko
Date: May 22, 2015	Mark W. Marinko
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Notice to Current Great Lakes Dredge & Dock Corporation Shareholders.